SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 /A
Amendment #1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Commission File Number: 333-206762

Vatee Inc.

Nevada (State or other jurisdiction of incorporation or organization)	514909 (Primary Standard Industrial Classification Code Number)	38-3942910 (I.R.S. Employer Identification Number)

3590 North Blagg Rd.
Pahrump, NV 89060
(702) 359-0798
(Principal Executive Offices)

VCorp Services, LLC
1645 Village Center Cir., Ste. 170
Las Vegas, NV 89134
(Agent for Service)

From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.       ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.       ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.       ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, $0.0001 par value per share	2,000,000	$0.10	$200,000.00	$23.24

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.

The Registrant hereby amends this Registration Statement (the "Registration Statement") on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated  November   _________________, 2015

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS
VATEE INC.
3590 North Blagg Rd.
Pahrump, NV 89060
(702) 359-0798

2,000,000 SHARES OF COMMON STOCK

This is the initial offering of Common Stock of Vatee Inc. We are offering for sale a total of 2,000,000 shares of Common Stock at a fixed price of $0.10 per share for the duration of this Offering (the "Offering"). There is no minimum number of shares that must be sold by us for the Offering and we will retain the proceeds from the sale of any of the offered shares. We will not be utilizing an escrow account for receiving funds.  Funds received by the Company pursuant to a subscription will be immediately available to the Company upon acceptance . The Offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Levy Huezey, will attempt to sell the shares directly to friends, family members and business acquaintances. Levy Huezey will not receive commission or any other remuneration for such sales. In offering the securities on our behalf, Levy Huezey will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered for sale at a fixed price of $0.10 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our Board of Directors for an additional ninety (90) days. If all of the shares offered by us are purchased, the gross proceeds to us will be $200,000.00.   Accordingly, all funds raised hereunder will become immediately available to the Company and will be used in accordance with the Company's intended "Use of Proceeds" as set forth herein, investors are advised that they will not be entitled to a refund and could lose their entire investment.

	Offering Price to the Public Per Share	Commissions	Net Proceeds to Company After Offering Expenses (25% of Shares Sold)	Net Proceeds to Company After Offering Expenses (50% of Shares Sold)	Net Proceeds to Company After Offering Expenses (100% of Shares Sold)
Common Stock	$0.10	Not Applicable	$24,500	$74,500	$174,500
Total	$0.10	Not Applicable	$24,500	$74,500	$174,500

Our independent registered public accountant has issued an audit opinion for Vatee, Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Accordingly, any investment in the shares offered hereby involves a high degree of risk and you should only purchase shares if you can afford a loss of your entire investment.

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 8 HEREOF BEFORE BUYING ANY SHARES OF VATEE INC.'S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of this prospectus is  November __________ , 2015

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled "Where You Can Find More Information" in this prospectus and any amendment or supplement hereto.
Company Overview

Vatee Inc. ("VATEE INC" or the "Company") was incorporated in the State of Nevada on October 28 , 2014. We are a company that engages in the sale of fine loose-leaf teas both direct to consumer as well as direct to dealers, through a distribution of producers and growers of loose leaf tea in South Africa.  This contract is not exclusive. Levy Huezey, who is currently our sole officer and director, founded our Company. Our headquarters are located at 3590 North Blagg Rd., Pahrump, NV 89060.

During the six month period ended June 30, 2015, we have generated $500 in revenue and incurred general and administrative expenses of $42, resulting in a net increase of $458. As of June 30, 2015, we have assets of $3,958 and liabilities of $9,828.
We are a development stage company. We estimate that we will require $175,000 to enable us to implement our business plan for the next twelve months.
Because we are in the development stage and have yet to attain profitable operations, there exists substantial doubt about our ability to continue as a going concern. In their report on our financial statements for the year ended December 31, 2014, our independent auditors included an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern.
We do not have any current plans or intentions to be acquired by or to merge with an operating company nor do we, nor, to the best of our knowledge, our shareholders, have plans to enter into a change of control or similar transaction or to change our management.
A WORLD OF FINE TEAS

Over the centuries tea, like wine, has developed according to ritual, locality and curative process. The myriad of tastes of fine tea have tantalized and enthralled throughout the ages.

Now fine tea is experiencing a revival in the world market, and in our initial target fine tea will be introduced in South Africa, which has mostly been exposed to cheaper, inferior CTC bagged teas.

Rich in vitamins, anti-oxidants and minerals, fine tea is healing and cleansing, and still a delectable treat, that offers a journey of exploration, and new vistas in taste.

VATEE INC's BUSINESS PLAN

Vatee, Inc plans to market and sell premium loose leaf teas to its primary target market in South Africa as well as in the United States and Europe. Our business plans to introduce specialty teas to the South African market, while promoting African teas for the international market.

Vatee, Inc is dedicated to spreading the art of tea and tickling the taste buds with a little bit of luxury. Rediscover fine tea, as it used to be.

WHAT VATEE WILL DO

Vatee, Inc will specialize in acquiring the finest teas from around the world and introduce them into untapped markets. It will import its teas from places of origin, working with top international tea tasters/blend masters.

             Vatee, Inc will follow a policy of accountability with all its products, so that consumers can be confident that when they buy from us, they are receiving only the best quality.

             Vatee, Inc will also create innovative new blends of fine tea and develop recipes that incorporate or complement the tea.

             What's different about this to regular tea we buy?

The easiest comparison is that of a box wine versus a Bordeaux, or between a commercial whisky versus a single malt. The ingredients are the same, but the similarity ends there.

"Regular" tea, otherwise known as CTC tea, is processed with the objective of producing an economical, fast-infusing brew.

For those of us who are looking for more than "fast food" tea, orthodox or fine tea provides the answer. Orthodox teas are processed according to age-old methods, and their component leaves are specially chosen, with quality taking precedence above all else. Whole leaves, flowers and spices are used instead of tea dust.

Fine teas carry multiple layers of complexity, and tastes. The aromatized varieties have powerful flavors and don't end with just a nice smell as their CTC cousins inevitably do.

Although the Company has no market for its common stock, management believes that the Company will meet all requirements to be quoted on the OTC market, and even though the Company's common stock will likely will be a penny stock, becoming a reporting company will provide us with enhanced visibility and give us a greater possibility to provide liquidity to our shareholders.

We are currently a development stage company and to date we have recorded approximately $4,000.00 in revnue. Accordingly, our independent registered public accountants have issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements). Until such time that we are able to establish a consistent flow of revenues from our operations which is sufficient to sustain our operating needs, management intends to rely primarily upon debt financing to supplement cash flows, if any, generated by our services. We will seek out such financing as necessary to allow the Company to continue to grow our business operations, and to cover such cost, excluding professional fees, associated with being a reporting Company with the Securities and Exchange Commission ("SEC"); we estimate such costs to be approximately $x for 12 months following this Offering. The Company has included such costs to become a publicly reporting company in its targeted expenses for working capital expenses and intends to seek out reasonable loans from friends, family and business acquaintances if it becomes necessary. At this point we have been funded by our sole officer and director, and have not received any firm commitments or indications from any family, friends or business acquaintances regarding any potential investment in the Company.

We hope that we will be able to secure additional financing, and complete this Offering within the coming months, to be able to secure a team by fall of 2015. Upon obtaining effectiveness, we will conduct the Offering contemplated hereby, and anticipate raising sufficient capital from this Offering to market and grow our Company. We believe that the maximum amount of funds generated from the Offering will provide us with enough proceeds to fund our plan for marketing and operations for up to twelve months after the completion of this Offering. Assuming we generate nominal revenues, we may still require additional financing to fund our operations past the twelve-month period following the completion of this Offering if the maximum amount of funds is not raised. While our ability to generate revenue is not correlated directly to the amount of shares sold by us under this Offering, our potential to generate revenue can be affected by our marketing and advertising strategies and the amount of personnel the Company employs. These factors are directly related to the amount of proceeds we receive from this Offering, which corresponds to the number of shares we are successful in selling under this Offering (see "Use of Proceeds" chart). We believe we can begin generating revenues within the first three months following the successful completion of this Offering. As we are a start-up company, it is unclear how much revenue our operations will generate; however, it is our hopes that our revenues will exceed our costs. Our revenues will be impacted by how successful and well targeted was the execution of our marketing campaign, the general condition of the economy, and the number of clients we will attract. For a further discussion of our initial operations, plan of operations, growth strategy and marketing strategy see the below section entitled "Description of Business".

Neither the Company nor Levy Huezey or any other affiliated or unaffiliated entity has any plans to use the Company as a vehicle for a private company to become a reporting company once Vatee Inc. becomes a reporting Company. Additionally, we do not believe the Company is a blank check company as defined in Section a(2) of Rule 419 under the Securities Act of 1933, as amended because the Company has a specific business plan and has no plans or intentions to engage in a merger or acquisition with an unidentified entity.

SUMMARY FINANCIAL INFORMATION

The following tables summarize our financial data for the periods presented and should be read together with the sections of this prospectus entitled "Risk Factors," "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as our financial statements and related notes appearing elsewhere in this prospectus. We derived the summary financial information for the period ended June 30, 2015 from our audited financial statements and related notes appearing elsewhere in this prospectus. Our historical results are not necessarily indicative of the results we expect in the future.

As shown in the financial statements accompanying this prospectus, Vatee has had no minimal revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a "going concern" opinion from our accountants, based upon the Company's reliance upon the sale of our common stock as the sole source of funds for our future operations.

STATEMENT OF OPERATIONS
(unaudited)
	Six months ended June 30,	Three months ended June 30,	Period from October 28, 2014 (Inception) to December 31,
	2015	2015	2014
	$		$

Sales	4,000	2,000	-
Cost of sales	3,500	1,750	-
Gross profit	500	250	-

Operating expenses :
Selling, general and administrative expenses
Professional fees
- Legal fees	-	-	6,000
- Setup costs	-	-	728
- Bank charges	42	-	-

Total operating expenses	(42)	-	(6,728)

Net loss	458	250	(6,728)

Net loss per common share - basic and diluted
Net loss per share attributable to common stockholders	-	-	-

Weighted-average number of common shares outstanding	4,000,000	4,000,000	4,000,000

BALANCE SHEET
(unaudited)
	June 30	December 31
	2015	2014
	(unaudited)
	$	$
ASSETS

Current assets:
Cash and cash equivalents	3,958	-
Inventory	-	1,750

TOTAL ASSETS	3,958	1,750

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities :
Loan from related party	9,828	8,078
Total liabilities	9,828	8,078

Stockholder's Deficit
Common stock, $0.0001 par value; 75,000,000 shares authorized; 4,000,000 shares issued and outstanding at June 30 , 2015 and December 31, 2014	400	400
Accumulated deficit	(6,270)	(6,728)
Total Stockholder's Deficit	(5,870)	(6,328)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	3,958	1,750

SUMMARY OF THIS OFFERING

The Issuer	Vatee Inc.

Securities being offered	Up to 2,000,000 shares of Common Stock, our Common Stock is described in further detail in the section of this prospectus titled "DESCRIPTION OF SECURITIES – Common Stock."

Offering Type
The Offering is being conducted on a self-underwritten, best efforts basis, there is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.

Per Share Price	$0.10

No Revocation
Once you submit a Subscription Agreement and the Company accepts it, you may not revoke or change your subscription or request a refund of monies paid. All accepted subscriptions are irrevocable, even if you subsequently learn information about us that you consider to be materially unfavorable.  However, the Company does hereby acknowledge that in no way does this limit a subscribing shareholder’s rescission rights under Section 5 of the Securities Act of 1933 in cases of material omissions or misstatements in this registration statement.

No Public Market
There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares.
We intend to apply to the OTCQB, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors or an additional 90 days.

Number of Shares Outstanding Before the Offering	There are 4,000,000 shares of Common Stock issued and outstanding as of the date of this prospectus, held solely by our Chairman, President, Chief Executive Officer, and Secretary, Levy Huezey.

Registration Costs	We estimate our total costs relating to the registration herein shall be approximately $25,500.00.

Net Proceeds to the Company
The Company is offering 2,000,000 shares of Common Stock, $0.0001 par value at an offering price of $0.10 per share for gross proceeds to the Company of $200,000.00. The full subscription price will be payable at the time of subscription and any such funds received from customers in this Offering will be released to the Company when subscriptions are received and accepted.

Use of Proceeds
If the maximum amount of funds are raised, we intend to fund our operations and then implement our business plan. If we sell 5% or less of our shares under the Offering, we will have to seek out additional capital from alternate sources to pay our existing liabilities and execute our business plan. If such funds are not available, our business would likely fail and any investment would be lost. No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals.

Risk Factors
An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under the "Risk Factors" section herein and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

As there is no minimum for our Offering, if only a few persons purchase shares, they will lose their investment without the Company being able to make a significant attempt at implementation of its business plan.

Since there is no minimum amount of shares that must be sold directly by the Company under this Offering, if a limited number of shares are sold, we may not have enough capital to fully implement our plan of operations. If we are able to sell 12.75% or less of the offered shares the proceeds would not be enough to cover our anticipated offering expenses of approximately $25,500. As such, we may not be able to meet the objectives we state in this prospectus, or eliminate the "going concern" modification in the reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have insufficient funds for our ongoing operating expenses. Any significant lack of funds will curtail the growth of our business and may cause our business to fail.  If our business fails, investors will lose their entire investment.

We are a development stage company with no operating history and may never be able to carry out our plan of operations or achieve any significant revenues or profitability.  At this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise, and we have not generated any revenues to date. Any profitability in the future from our business will be dependent upon the successful development, marketing and sales of our proposed advertising platform and products, which are subject to numerous industry-related risk factors as set forth herein. Accordingly, we may not be able to successfully carry out our plan of operations and any investor may lose their entire investment.

We are selling this Offering without an underwriter and may be unable to sell any shares.

This Offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares.  We intend to sell our shares through our President and Chief Executive Officer, who will receive no commissions or other remuneration from any sales made hereunder. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that He will be able to sell any of the shares. Unless He is successful in selling all of the shares and we receive the maximum amount of proceeds from this Offering, we may have to seek alternative financing to implement our plan of operations.

We may not be able to further implement our business strategy unless sufficient funds are raised in this Offering. Our inability to raise additional funds could cause investors to lose their investment. Additionally, we may have to seek additional capital through the sale of additional shares or other equity securities, which would result in additional dilution to our stockholders.

We may not realize sufficient proceeds from this Offering to further business development, or to provide adequate cash flow for planned business activities. At December 31, 2014 we had no cash on hand of and an accumulated a deficit of $6,728. We have not generated any revenue from our operations to date. At this rate, we expect that we will not be able to continue operations without obtaining additional funding or beginning to generate revenue. Accordingly, we anticipate that additional funding will be needed for general administrative expenses, business development, marketing costs and support materials.

We do not currently have any arrangements for financing and our obtaining additional financing will be subject to a number of factors, including general market conditions, investor acceptance of our plan of operations and initial results from our business operations. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business. If this happens, you could lose all or part of your investment.

If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Because Mr. Levy Huezey, currently owns 100% of our outstanding Common Stock, investors may find that corporate decisions influenced by Levy Huezey are inconsistent with the best interests of other stockholders.

Levy Huezey, our sole officer and director, currently owns 100% of the outstanding shares of our Common Stock, and, upon completion of this Offering, will own 66.7% of our outstanding Common Stock if the maximum number of shares is sold. Accordingly, Levy Huezey will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Levy Huezey may still differ from the interests of the other stockholders.

The Company has received a portion of its initial financing through the issuance of promissory notes to our President, and the repayment of such note prior to the Company's achieving profitability would have a negative effect on the Company's business prospects.

The Company has issued Promissory Notes (the "Notes"), in the aggregate principal amount of $7,076 to Levy Huezey, the President of the Company, to evidence funds previously loaned by Levy Huezey to the Company. The Note does not earn interest and is due and payable on demand.

The Company intends to repay these Notes through revenue generated from the execution of the Company's business plan. The Company has no plans to use any funds generated from the proceeds of this Offering to pay off the Notes. Any demand for repayment of the Notes prior to the Company generating sufficient revenue to do so would have a significant negative impact on the Company's ability to initiate its business plan.

There is substantial doubt about our ability to continue as a going concern.

At December 31, 2014, the Company has not generated revenue, has no certainty of earning revenues in the future, and has a working capital deficit and an accumulated deficit of $6,728 since inception. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control. These factors include general economic conditions, market acceptance of our marketing platform, proposed products and competitive efforts. Due to these factors, we cannot anticipate with any degree of certainty what our revenues will be in future periods. As such, our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. You should consider our independent registered public accountant's comments when determining if an investment in the Company is suitable.

You may have limited access to information regarding our business because we are a limited reporting company exempt from many regulatory requirements and our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

The Company will not become a fully reporting company, but rather, will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see "Where You Can Find More Information" elsewhere in this prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders at the beginning of our fiscal year. We currently have fewer than 300 shareholders and if we continue to have fewer than 300 shareholders, we will be exempt from the filing requirements as required pursuant to Section 13 of the Securities Exchange Act and will not be required to file any periodic reports, including Form 10Q and 10K filings, with the SEC subsequent to the Form 10K required for the fiscal year in which our registration statement is effective. Further, disclosures in our Form 10K that we will be required to file for the fiscal year in which our registration statement is effective, is less extensive than the disclosures required of fully reporting companies. Specifically, we are not subject to disclose in our Form 10K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively. If the reports are not filed or are less extensive than those required of fully reporting companies, the investors will have reduced visibility as to the Company and its financial condition.

In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements, and our common stock will not be subject to the protection of the ongoing private regulations. Additionally, the Company will be subject to only limited portions of the tender offer rules, and our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our Company, and will not be subject to the short-swing profit recovery provisions of the Exchange Act. Further, more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. This means that your access to information regarding our business will be limited.

RISKS RELATED TO OUR BUSINESS

Our main vendors are located in Asia and South Africa and they were to encounter any difficulties associated with their office or if they were forced to shut down for any reason, we could face shortages of inventory that would have a material adverse effect on our business operations.

Our office is located in Pahrump, Nevada. All of our teas are drop shipped to our clients from our vendor. Our success depends on the timely and frequent shipment by our vendor to our customers. The efficient flow of such merchandise requires that our supplier have adequate capacity at their offices to support our current level of operations and the anticipated increased levels that may follow from our growth plans. If the operation at their office were to be disrupted or if it were to shut down for any reason or its contents were to be destroyed or damaged, including due to fire, severe weather or other natural disaster, we could face shortages of inventory, resulting in "out-of-stock" conditions, and would incur additional cost to replace any destroyed or damaged product. Such an event may negatively impact our sales and may cause us to incur significantly higher costs and longer lead times associated with delivering products to e-commerce customers. This could have a material adverse effect on our business and harm our reputation.

Because our business is highly concentrated on a few selected vendors, discretionary product category, premium loose-leaf teas, we are vulnerable to changes in consumer preferences and in economic conditions affecting disposable income that could harm our financial results.

Our business is not diversified and consists of developing, sourcing, marketing and selling premium loose-leaf teas. Consumer preferences often change rapidly and without warning, moving from one trend to another among many retail concepts. Therefore, our business is substantially dependent on our ability to educate United States consumers on the many positive attributes of tea, anticipate shifts in consumer tastes and help drive growth of the overall United States tea market. Any future shifts in consumer preferences away from the consumption of beverages brewed from premium loose-leaf teas would also have a material adverse effect on our results of operations.

Consumer purchases of specialty retail products, including our products, are historically affected by economic conditions such as changes in employment, salary and wage levels, the availability of consumer credit, inflation, interest rates, tax rates, fuel prices and the level of consumer confidence in prevailing and future economic conditions. These discretionary consumer purchases may decline during recessionary periods or at other times when disposable income is lower. In addition, increases in utility, fuel, commodity price and corporate income tax levels could affect our cost of doing business, including transportation costs of our third-party service providers, causing our suppliers and such service providers to seek to recover these increases through increased prices charged to us. Our financial performance may become susceptible to economic and other conditions in regions or states where our tea is shipped. Our continued success will depend, in part, on our ability to anticipate, identify and respond quickly to changing consumer preferences and economic conditions.

Our success depends, in part, on our ability to source, develop and market new varieties of loose-leaf teas that meet our high standards and customer preferences.

We currently offer seven varieties of loose-leaf teas. Our success depends in part on our ability to continually innovate, develop, source and market new varieties of loose-leaf teas that both meet our standards for quality and appeal to customers' preferences. Failure to innovate, develop, source, market and price new varieties of tea that consumers want to buy could lead to a decrease in our sales and profitability.

We may experience negative effects to our brand and reputation from real or perceived quality or health issues with our teas, which could have an adverse effect on our operating results.

We believe our customers rely on us to provide them with premium loose-leaf teas. Concerns regarding the safety of our teas or the safety and quality of our supply chain could cause shoppers to avoid purchasing certain products from us or to seek alternative sources of tea, even if the basis for the concern has been addressed or is outside of our control. Adverse publicity about these concerns, whether or not ultimately based on fact, and whether or not involving our teas could discourage consumers from buying our teas and have an adverse effect on our brand, reputation and operating results.

Furthermore, the sale of tea entails a risk of product liability claims and the resulting negative publicity. Tea supplied to us may contain contaminants that, if not detected by us, could result in illness or death upon their consumption. We cannot assure you that product liability claims will not be asserted against us or that we will not be obligated to perform product recalls in the future.

We may also be subject to involuntary product recalls or may voluntarily conduct a product recall. The costs associated with any future product recall could, individually and in the aggregate, be significant in any given fiscal year. In addition, any product recall, regardless of direct costs of the recall, may harm consumer perceptions of our teas and have a negative impact on our future sales and results of operations.

Any loss of confidence on the part of our customers in the safety and quality of our teas would be difficult and costly to overcome. Any such adverse effect could be exacerbated by our position in the market as a purveyor of premium loose-leaf teas and could significantly reduce our brand value. Issues regarding the safety of any teas sold by us, regardless of the cause, could have a substantial and adverse effect on our sales and operating results.

A shortage in the supply, a decrease in quality or an increase in the price of teas as a result of weather conditions, earthquakes, crop disease, pests or other natural or manmade causes outside of our control could impose significant costs and losses on our business.

The supply and price of tea is subject to fluctuation, depending on demand and other factors outside of our control. The supply, quality and price of our teas can be affected by multiple factors in South Africa, including political and economic conditions, civil and labor unrest, adverse weather conditions, including floods, drought and temperature extremes, earthquakes, tsunamis, and other natural disasters and related occurrences. In extreme cases, entire tea harvests may be lost.

Because we will rely on foreign suppliers to produce and supply our teas, we may not be able to obtain quality products on a timely basis or in sufficient quantities.

Currently, we will rely on an Asian and a South African vendor as our sole suppliers to supply us with our main tea products on a continuous basis. Our financial performance depends in large part on our ability to purchase tea in sufficient quantities at competitive prices from these suppliers. We have an agreement with our vendors that they may decide not to renew. We do not have the exclusive right to distribute our vendorstea products and our vendors have no obligation to supply us with their products. They may decide to stop supplying us with their tea products or they may decide to supply our competitors with their teas. If they stop supplying us or start supplying our competitors with tea products, our business, financial condition and results of operations may be harmed.

Events that adversely affect our vendors could impair our ability to obtain inventory in the quantities that we desire. Such events include difficulties or problems with our vendors' businesses, finances, labor relations, ability to import raw materials, costs, production, insurance and reputation, as well as natural disasters or other catastrophic occurrences.

If we experience significant increased demand for our quality teas or need to replace either of our vendors there can be no assurance that additional suppliers, supplies or additional manufacturing capacity will be available when required on terms that are acceptable to us, or at all, or that any vendor would allocate sufficient capacity to us in order to meet our requirements, fill our orders in a timely manner or meet our strict quality requirements. Even if they are able to expand their capacity to meet our needs or we are able to find new sources of supply, we may encounter delays in production, inconsistencies in quality and added costs. Any delays, interruption or increased costs in the supply of loose-leaf teas could have an adverse effect on our ability to meet customer demand for our products and result in lower net sales and profitability both in the short and long term.

Because we do not have contracts with our suppliers, we cannot assure continued inventory sufficient to meet our distribution requirements as we grow.

We receive our inventory through suppliers in Africa and Asia.  There are no contracts with producers, we have developed a business relationship whereby they are happy to work with us and supply whatever product they can produce within the means of the inventory that they have.  Unfortunately, because we have no contractual rights to ensure protection of ongoing supply, our business is at the mercy of continued cooperation and business relations with our suppliers.  If our suppliers, for any reason, are unable to fulfill our orders or are unwilling to continue supplying product we have little recourse.  In such an event, not only would we endanger our distribution business with unfulfilled orders, we will also have to expend extra time and money to rebuild new relationships.  Our intention is to diversify our supplier to ensure we have options in such an event, but as we are a small company, just beginning to build revenues, we have little ability to protect our rights legally.

Our suppliers and our own operations are jurisdictionally diverse making legal action expensive and limiting our ability to recover any losses in a legal forum.

Our suppliers are generally in less developed areas of the world.  Our operations are based in France and we have administrative offices are in the United States. We have not retained local counsel in the jurisdictions of our suppliers and our buyers.  As a result, we may not be able to fully litigate any issues that arise in the event that there is a conflict between the Company and suppliers or the Company and customers.  The lack of legal protection could be detrimental to our operations as we may have to expend additional resources to protect our interests in foreign jurisdiction or manage risks associated with business relationships where we have little legal protection.

We may face increased competition from other tea and beverage retailers, which could adversely affect us and our growth plans.

As we continue to drive growth in our business, our success, combined with relatively low barriers to entry, may encourage new competitors to enter the market. The financial, marketing and operating resources of some of these new market entrants may be greater than our own. We must spend significant resources to differentiate our customer experience, which is defined by a wide selection of premium loose-leaf teas. Despite these efforts, our competitors may still be successful in attracting our customers.

Our ability to source our teas profitably or at all could be hurt if new trade restrictions are imposed or existing trade restrictions become more burdensome.

All of our loose-leaf teas are currently grown outside of North America. The United States and Canada have imposed and may impose additional quotas, duties, tariffs, or other restrictions or regulations, or may adversely adjust prevailing quota, duty or tariff levels. Countries impose, modify and remove tariffs and other trade restrictions in response to a diverse array of factors, including global and national economic and political conditions, which make it impossible for us to predict future developments regarding tariffs and other trade restrictions. Trade restrictions, including tariffs, quotas, embargoes, safeguards and customs restrictions, could increase the cost or reduce the supply of teas available to us or may require us to modify our supply chain organization or other current business practices, any of which could harm our business, financial condition and results of operations.

Fluctuations in foreign currency exchange rates may affect the price we pay to Tea Box CC.

The exchange rate of the dollar may have a significant, and potentially adverse effect on the price we pay our vendors. We currently pay our vendors in United States dollars. If the United States dollar weakens, the price we pay to our suppliers will be increased, which may have a negative effect on our operating results.

We may not be able to protect our intellectual property adequately, which could harm the value of our brand and adversely affect our business.

We believe that our brand is important to our success and our competitive position, however we currently do not have any registered trademarks. We believe that we will be unable to trademark our name because it is too generic to register for trademark protection. We believe that we may be able to apply for trademark protection for our logo. If we are unable to register our trademarks in the future or that protection is inadequate for future products, our business may be materially adversely affected.

We cannot assure you that the steps we have taken to protect our intellectual property rights are adequate, that our intellectual property rights can be successfully defended and asserted in the future or that third parties will not infringe upon or misappropriate any such rights. Any future trademark rights and related registrations we may have may be challenged in the future and could be canceled or narrowed. Our failure to protect our trademarks could prevent us in the future from challenging third parties who use names and logos similar to our trademarks, which may in turn cause customer confusion, negatively affect customers' perception of our brand and products, and adversely affect our sales and profitability. Moreover, intellectual property proceedings and infringement claims could result in a significant distraction for management and have a negative impact on our business.

We rely on third parties to ship our products.

We depend on FedEx to deliver our products. Any disruptions to FedEx's business may impact our ability to ship our products, which may cause our financial results to suffer. Further, if FedEx raises their shipping rates, the cost of shipping our products would increase, which would force us to either increase the selling price of our products or reduce our margin, both of which will have a negative impact on our financial results.

The loss of the services of our executive officers would disrupt our operations and interfere with our ability to compete.

                We depend upon the continued contributions of our executive officer. We only have one employee: Levy Huezey, our Chief Executive. He handles all of the responsibilities in the area of corporate administration and business development. We do not carry key person life insurance on any of his life and the loss of his services could disrupt our operations and interfere with our ability to compete with others.

Our executive officer devotes only part time efforts to our business which may not be sufficient to successfully develop our business.

The amount of time which our executive officer devotes to our business is limited. Levy Huezey, our Chief Executive Officer, currently devotes 30 hours per week of his working time to our company. If our operations increase, the amount of time devoted to our business may not be sufficient to fully develop our business and we would need to hire additional help. We have no agreements with our executive officer as to how he allocates either his time to our company or how he handles corporate opportunities. As a result, we may be unable to implement our plan and our business might ultimately fail.

The lack of public company experience of our sole officer and director could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our sole officer and director, Levy Huezey, lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. He has never been responsible for managing a publicly traded company and he has had limited experience with accounting and financial matters. As the sole officer and director of a public company, Levy Huezey's responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Levy Huezey may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting.

Additionally, Levy Huezey's limited financial and accounting experience may affect his ability to develop effective disclosure controls and procedures and internal control over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event investors could lose their entire investment in our Company.

All of our assets and all of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

All of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. In addition, all of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under United States federal and state securities laws against us or any of our directors or officers.

We have a rapidly evolving business model and our proposed products could fail to attract or retain customers or generate revenue.

Because we are a new company, and have less than one year of operations, we have a rapidly evolving business model and are regularly exploring the development of our proposed target consumer and the introduction of our proposed products with respect to which we may have limited experience. If products we introduce fail to engage customers, we may fail to acquire or retain enough business or generate sufficient revenue or other value to justify our investment, and our business may be materially and adversely affected. Our ability to retain or increase our user base and revenue will depend heavily on our ability to innovate and to create successful products and market them so as the customer is convinced of their necessity.

If we fail to acquire customers to use and purchase our proposed products, our business will be harmed.

We must acquire customers that purchase and use our proposed products in order to generate revenue and achieve profitability. We cannot assure you that the revenue or gross profit from customers will ultimately exceed the cost involved with acquiring customers. If consumers do not perceive our products to be of high value and quality, we may not be able to acquire or retain customers.

We believe that many of our customers will originate from internet searches, word-of-mouth and other non-paid referrals from existing fans of loose-leaf tea; therefore, we must ensure that the people that know of our brand remain loyal to our product in order to continue receiving those referrals. Further, we believe that the level of communication and sharing among followers of the brand will influence our success. If the level of confidence and enthusiasm in our brand by our current fans declines or does not grow as expected, we may suffer a decline in user growth.

RISKS RELATING TO THE COMMON STOCK

The Company's stock price may be volatile.

The market price of the Company's Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company's control, including the following:

•	Products by the Company or its competitors;
•	Additions or departures of key personnel;
•	The Company's ability to execute its business plan:
•	Operating results that fall below expectations;
•	Industry developments;
•	Economic and other external factors; and
•	Period-to-period fluctuations in the Company's financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company's Common Stock.

As a public company, we will incur substantial expenses.

Upon declared effectiveness of this Registration Statement by the SEC, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our Company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our sole officer and director, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

FINRA sales practice requirements may limit a stockholder's ability to buy and sell our stock.

The Financial Industry Regulatory Authority ("FINRA") has adopted rules that relate to the application of the SEC's penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock, reducing a shareholder's ability to resell shares of our Common Stock.
We may be exposed to potential risks resulting from new requirements under section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002, as a smaller reporting company, our management will be required to provide a report on the effectiveness of our internal controls over financial reporting, beginning with our second annual report, and we will not be required to provide an auditor's attestation regarding such report. We have not assessed the effectiveness of our disclosure controls and procedures or our internal controls over financial reporting, and we expect to incur additional expenses and diversion of management's time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification requirements. Additionally, investors should be aware of the risk that management may assess and render the Company's internal controls ineffective, which could have a material adverse effect on the Company's financial condition or result of operations.

If a market for our Common Stock does not develop, shareholders may be unable to sell their shares.

A market for our Common Stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board. However, there is no guarantee that our shares will be traded on the Bulletin Board, or, if traded, a public market may not materialize. If our Common Stock is not traded on the Bulletin Board or if a public market for our Common Stock does not develop, investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

The Company's Common Stock is currently deemed to be "penny stock", which makes it more difficult for investors to sell their shares.

The Company's Common Stock is currently subject to the "penny stock" rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000.00 ($2,000,000.00 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company's securities. If the Company's securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company's securities.

Because we do not intend to pay any dividends on our common stock, investors seeking dividend income or liquidity should not purchase shares of our common stock in this offering.

We do not currently anticipate declaring and paying dividends to our stockholders in the foreseeable future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. We currently have a history of losses, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of shares of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, which currently do not intend to pay any dividends on shares of our common stock for the foreseeable future.

Because we can issue additional shares of our common stock or preferred stock, purchasers of our common stock may experience dilution in their ownership of our company in the future.

We are authorized to issue up to 75,000,000 shares of common stock. As of November 6, 2014, there are 4,000,000 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding. Our board of directors has the authority to cause our company to issue additional shares of common stock or preferred stock without the consent of any of our stockholders. Consequently, our stockholders may experience dilution in their ownership of our company in the future.

USE OF PROCEEDS

This Offering is being made without the involvement of underwriters or broker-dealers. This means we will receive $200,000 if all of the shares of Common Stock offered hereunder are purchased. However, we cannot guarantee that we will sell any or all of the shares being offered by us. The table below estimates our use of proceeds, given the varying levels of success of the Offering.

Shares Offered (% Sold)	Gross Offering Proceeds	Approximate Offering Expenses(1)		Total Net Offering Proceeds	Principal Uses of Net Proceeds
500,000 shares (25%)	$50,000			$24,500	Sales and Marketing	$9,500

		SEC Filings	$1,000
		Transfer Agent	$1,000
		Misc. Expenses	$3,000
		Legal & Accounting	$20,500		Working Capital	$-0-
					-Admin/Professional Fees(2)	$15,000
		TOTAL	$25,500		TOTAL	$24,500
1,000,000 shares (50%)	$100,000			$74.500	Sales and Marketing	$40,000

		SEC Filings	$1,000
		Transfer Agent	$1,000
		Misc. Expenses	$3,000
		Legal & Accounting	$20,500		Working Capital	$4,500
					-Admin/Professional Fees(2)	$30,000
		TOTAL	$25,500		TOTAL	$74,500
1,500,000 shares (75%)	$150,000			$124,500	Sales and Marketing	$75,000

		SEC Filings	$1,000
		Transfer Agent	$1,000
		Misc. Expenses	$3,000
		Legal & Accounting	$20,500		Working Capital	$19,500
					-Admin/Professional Fees(2)	$30,000
		TOTAL	$25,500		TOTAL	$124,500
2,000,000 shares (100%)	$200,000			$174,500	Sales and Marketing	$100,000

		SEC Filings	$1,000
		Transfer Agent	$1,000
		Misc. Expenses	$3,000
		Legal & Accounting	$20,500		Working Capital	$44,500
					-Admin/Professional Fees(2)	$30,000
		TOTAL	$25,500		TOTAL	$174,500

(1) Offering expenses have been rounded to $25,500.
(2) Admin/Professional Fees may include, but are not limited to, postage, telephone services, overnight delivery services, legal fees, accounting fees, costs to become a publicly reporting company and other general operating expenses. Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

If 100% of the offered shares are sold we will receive the maximum proceeds of $174,500, after offering expenses have been paid. We intend to allocate $100,000 to sales and marketing expenses. Further, we will use $44,500 of our net proceeds for working capital, and $30,000 to administrative and professional fees.

If 75% of the offered shares are sold we will receive $124,500, after offering expenses have been paid.  We will also budget $75,000 for sales and marketing expenses. Further, we will use $0 of our net proceeds for working capital and $30,000 for administrative and professional fees.

If 50% of the offered shares are sold we will receive $74,500, after offering expenses have been paid.  We will also budget $40,000 for sales and marketing expenses. Further, we will use $4,500 of our net proceeds for working capital and $30,000 for administrative and professional fees.

If 20% of the offered shares are sold we will receive $24,500, after offering expenses have been paid.  We will also budget $9,500 for sales and marketing expenses. Further, we will use $4,500 of our net proceeds for working capital and $15,000 for administrative and professional fees.

The funds from this Offering will not be used to pay Levy Huezey for his services to the Company, whether provided prior to, during, or subsequent to the Offering. There can be no assurance that the Company will raise any funds through this Offering and if a limited amount of funds are raised, the Company will use such funds according to their best judgment in accordance with the "Use of Proceeds" chart. This discretion is not unlimited and any such change in the use of proceeds as discussed above would be restricted to a proportionate reduction in funds allocated to each specific item listed, and would not differ materially from the "Use of Proceeds" chart above. To the extent our offering proceeds do not cover any professional fees incurred by the Company, we anticipate paying for any such expenses out of any additional funding or revenues we receive.

If we require additional funding, we will seek such funds from friends, family, and business acquaintances in order to continue our operations. As with any form of financing, there are uncertainties concerning the availability of such funds on terms acceptable to us, as we have not received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

We intend to sell 2,000,000 shares of our Common Stock at a price of $0.10 per share. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 2,000,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration			Price Per Share
	Number of Shares	Percent	Amount		Percent
Existing Shareholder	4,000,000	66.70%	$400	(1)	0.20%	$0.00
Purchasers of Shares	2,000,000	33.30%	$200,000		99.80%	$0.10
Total	6,000,000	100%	$200,400		100%

(1)
Pursuant to the Organizational Minutes of the Company, the Company issued 4,000,000 shares of its Common Stock, $0.0001 par value per share to our President, Mr. Levy Huezey, as consideration for services rendered in connection with the formation of the Company. This dollar estimate is based on the grant date aggregate fair value at the close of business in accordance with FASB ASC Topic 718.

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the Offering by us, assuming that 100%, 75%, and 50% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of February 11, 2015. Totals may vary due to rounding.

	100% of offered shares are sold	75% of offered shares are sold	50% of offered shares are sold
Offering Price	$0.10 per share	$0.10 per share	$0.10 per share
Net tangible book value at December 31, 2014	$(0.00) per share	$(0.00) per share	$(0.00) per share
Net tangible book value after giving effect to the Offering	$0.03 per share	$0.02 per share	$0.01 per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.03 per share	$0.02 per share	$0.01 per share
Per Share Dilution to New Investors	$0.07 per share	$0.08 per share	$0.09 per share
Percent Dilution to New Investors	70%	80%	90%

If 100% of the offered shares are sold we will receive the maximum proceeds of $174,500, after offering expenses have been deducted. If 75% of the offered shares are sold we will receive $124,500 after offering expenses have been deducted. If 50% of the offered shares are sold we would receive $74,500 after offering expenses have been deducted. If we sell 5% or less of our shares under the Offering, we will not have sufficient proceeds to cover our offering expenses and we will have to pay the remainder of such expenses out of additional financing we have not yet received.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

As of the date of this prospectus, the Company has 4,000,000 shares of Common Stock issued and outstanding. The Company is registering an additional 2,000,000 shares of its Common Stock for sale at the price of $0.10 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock.

In connection with the Company's selling efforts in the Offering, Levy Huezey will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer's securities. Levy Huezey is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Levy Huezey will not be compensated in connection with his participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Levy Huezey is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, Levy Huezey will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Levy Huezey has not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past 12 months. Additionally, he has not and will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
•	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•	bid and offer quotations for the penny stock;
•	details of the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,
•	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

This Offering will start on the date this Registration Statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, unless the Offering is completed or otherwise terminated by us.

Procedures for Subscribing

Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any shares in this Offering, you must:

1.     receive, review and execute and deliver a Subscription Agreement; and

2.     deliver a check or certified funds to us for acceptance or rejection.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We believe that keeping the Offering open for a period of 180 days provides ample time for any potential investor to review. Our intention is ensure that any potential investors has sufficient time to make a clear investment decision, including time to have counsel to review.   The Company shall only deliver such Subscription Documents upon request , after a potential investor has reviewed the Offering . Further, we will not accept any money until this Registration Statement is declared effective by the SEC.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the customer, without interest or deductions.

Acceptance of Subscriptions

Upon the Company's acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

Once you submit the Subscription Agreement and it is accepted, you may not revoke or change your subscription or request a refund of monies paid.  All accepted Subscription Agreements are irrevocable, even if you subsequently learn information about the Company that you consider to be materially unfavorable.   However, the Company does hereby acknowledge that in no way does this limit a subscribing shareholder’s rescission rights under Section 5 of the Securities Act of 1933 in cases of material omissions or misstatements in this registration statement.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of Common Stock, $0.0001 par value per share.

The holders of our Common stock:

1.	Have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors
2.	Are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs.
3.	Do not have the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights.
4.
Are entitled to one non-cumulative vote per share on all matters on which shareholders may vote, which means that the holders voting for the election of directors, may cast such votes equal to the total number of shares owned by each shareholder for each of the duly nominated directors, if they so choose.

Preferred Stock

The Company's Articles of Incorporation do not authorize the issuance of Preferred Stock.

Dividends

It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent and Registrar

We currently do not have a stock transfer agent. The Company has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF VATEE INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN THIS REGISTRATION STATEMENT. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

Company Overview

Vatee Inc. ("VATEE INC" or the "Company") was incorporated in the State of Nevada on October 28 , 2014. We are a company that engages in the sale of fine loose-leaf teas both direct to consumer as well as direct to dealers. Levy Huezey, who is currently our sole officer and director, founded our Company. Our headquarters are located at 3590 North Blagg Rd., Pahrump, NV 89060.

A WORLD OF FINE TEAS

Over the centuries tea, like wine, has developed according to ritual, locality and curative process. The myriad of tastes of fine tea have tantalized and enthralled throughout the ages.

Now fine tea is experiencing a revival in the world market, and is being introduced for the first time in South Africa, which has mostly been exposed to cheaper, inferior CTC teabagged teas.

Rich in vitamins, anti-oxidants and minerals, fine tea is healing and cleansing, and still a delectable treat, that offers a journey of exploration, and new vistas in taste.

WHO IS VATEE INC

Vatee, Inc will acquire and sell premium Asian and South African based specialty tea company, dedicated to fine tea and introducing specialty teas to the South African market, while promoting African teas for the international market.

Vatee, Inc. is dedicated to spreading the art of tea and tickling the taste buds with a little bit of luxury. Rediscover fine tea, as it used to be.

WHAT VATEE INC DOES

Vatee, Inc. specializes in the finest teas from around the world. It imports its teas from places of origin, works with top international tea tasters/blend masters and are is only blender of fine tea in South Africa.

Vatee, Inc. follow a policy of accountability with all its products, so that you can be confident that when you buy from Vatee, Inc., you are receiving only the best quality.

Vatee, Inc. will create innovative new blends of fine tea and develop recipes that incorporate or complement the tea.

What's different about this to regular tea we buy?

The easiest comparison is that of a box wine versus a Bordeaux, or between a commercial whisky versus a single malt. The ingredients are the same, but the similarity ends there.

"Regular" tea, otherwise known as CTC tea, is processed with the objective of producing an economical, fast-infusing brew.

For those of us who are looking for more than "fast food" tea, orthodox or fine tea provides the answer. Orthodox teas (the focus of Vatee Inc) are processed according to age-old methods, and their component leaves are specially chosen, with quality taking precedence above all else. Whole leaves, flowers and spices are used instead of tea dust.

Fine teas carry multiple layers of complexity, and tastes. The aromatized varieties have powerful flavors and don't end with just a nice smell as their CTC cousins inevitably do.

Although we were only recently incorporated and have less than one year of operations, we believe that conducting this Offering will allow the Company added flexibility to raise capital in today's financial climate. There can be no assurance that we will be successful in our attempt to sell 100% of the shares being registered hereunder; however, we believe that investors in today's markets demand more transparency and by our registering this Offering and becoming a reporting company, we will be able to capitalize on this fact. While we believe that our limited reporting requirements will satisfy most investors seeking transparency in any potential investment, we still caution that simply because we have a registration statement declared effective the Company will not become a "fully reporting" company, but rather, we will be only subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. Accordingly, except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders at the beginning of our fiscal year and our required disclosure is less extensive than the disclosures required of "fully reporting" companies. For example, we are not subject to disclose in our Form 10K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively.

Industry Overview

The tea market is highly fragmented. We compete directly with a large number of relatively small independently-owned tea retailers. Additionally, relatively low barriers to entry in the tea and beverage retail market may encourage other tea and beverage retailers who may have greater financial, marketing and operating resources than we do to enter the specialty tea retail market. As we continue to expand, we expect to encounter additional regional and local competitors. We also compete indirectly with other vendors of loose-leaf, bagged and ready-to-drink teas, such as supermarkets, club stores, wholesalers and internet suppliers, as well as with housewares retailers and suppliers.

Current Operations

Since inception, our operations have primarily consisted of the organization of our business and the development of our business plan. We are wholesalers of loose-leaf teas; the manufacturer we work with acquires the raw ingredients and produces the product to the specifications necessary for re-sale. We have no contract with that manufacture for supplying the teas.  Furthermore, we have no contracts with any other wholesalers or distributors at this time.

Our goal is to develop relationships with distributors whereby they will be distributing product for us. We have no manufacturing or warehouse facilities for storing product as all our sales will be dropped shipped to the client directly from the manufacturer.

 Our business plan is to seek and hire additional sales reps that will deal with distributors, caterers and retail operations in hopes that they will sell our product. Our business plan is to continue to look for distributors in order to purchase the product.

Products

We intend to distribute Vatee Teas. Vatee will blend and manufacture a wide array of fine tea, and will constantly adding to its selection. Its teas are suitable for food service in its beautiful "bio-crystal bags" which are silky biodegradable teabags, tags can be customized for special events or gifting.

We supply loose leaf tea in bulk or beautifully packaged in unique retail caddies. Its tin caddies are printed, with flip top air tight lids. The lids are transparent and have been UV protected in order to ensure that your tea is fresh and protected, while remaining visually stunning.

We are able to create a personalized label onto the caddies as a beautiful gift caddies that are a unique and eye-catching retail solution.

We offer  our "smart tea infuser" as well as a range of hand painted bone china tea sets on special request.

Our Teas:

Ceylon OP – Lovers Leap

Description
Classic full leaf black tea from Lovers Leap garden in Nuwara Eliya, the highest tea growing region in Sri Lanka, the high altitude of the region produces Ceylon teas with typical clean and flowery character that has made the region famous.

Character
Brisk flowery aroma, light golden liquor and cleansing aftertaste. Perfect as an after dinner tea.

Suggestion:
This tea is best served unadorned and is light and refreshing. It can also be used as the base for making excellent iced teas.

Ingredients
Full leaf Ceylon

Darjeeling FTGFOP1- Namring (second flush)

Description
Classic full leaf black tea from Namring Darjeeling. Considered the Champagne of tea, it has a fine flowery aroma. Well-made tippy leaf.

Character
Second flush is fruity and aromatic and produces a full flavored black tea with a golden amber cup, slightly oolong-like taste.
Suggestion:
This tea is best served unadorned or with a slice of orange.

Ingredients

Full leaf Darjeeling

Earl Grey Blue Lady

Description
Blend of full leaf black teas (OP) aromatized with bergamot essence and finished with orange rinds. Electric blue corn flowers add a touch of visual beauty to the cup. Beautiful, high quality and a popular choice.

Character
Light and beautiful. The perfect accompaniment to citrus based foods, especially orange.

Suggestion:
This tea is best served unadorned or with a slice of orange. The perfect accompaniment to citrus based foods especially orange.

Ingredients
Full leaf OP black tea blend, bergamot, orange, corn flowers

Plum blossom black tea

Description

Blend of full leaf black teas (OP), blossoms and sweet plum essence.

Character

Light and sweet. A gentle and pleasant black tea that is easy and relaxing.

Suggestion:

An all-time tea, best served unadorned.

Ingredients

Full leaf OP black tea blend, blossoms, nature identical flavors.

Spicy chai black tea

Description

Classic blend of south Indian tea with whole spices. In the tradition of India's finest chai teas.

Character

Burst of flavors, perfect blend of spices with just enough ginger to wake your tongue.

Suggestion:

Serve sweetened to best enjoy the spices. Makes a fantastic iced tea, or excellent as a traditional chai latte.

Ingredients

Full leaf OP black tea blend, assorted spices and ginger.

Bai Mu Tan

Description
Outstanding white tea classic. Sundried tea buds.

Character
Light and sweet with hints of oolong and fresh green taste.

Suggestion:
Best served with purified water.

Ingredients
White tea buds

Jasmine Pearls

Description
All time classic, made by rolling the tender shoots of the tea leaves and buds into pearls and then scenting them with fresh jasmine petals.

Character
Outstanding refreshing jasmine flavor that is very popular.

Suggestion:
Best served with purified water.

Ingredients
White tea buds, jasmine flowers

Marketing Strategy

Independent sales agents carrying products in the food industry.

Growth Strategy

We anticipate that the first phase of our business development should focus on direct-to-consumer sales thus allowing us to refine our product offerings and adapt pricing strategies as needed. We anticipate that the second phase of business development should be to introduce 10 to 12 new tea blends as well as a push into the specialty grocery store market. To meet the demands of the specialty store market, we anticipate further product development to produce larger packages, bulk quantities, boxed packs of bagged tea and other product options which may be identified during the first phase of business development.

Competition

The tea market is highly fragmented. We compete directly with a large number of relatively small independently-owned tea retailers. Additionally, relatively low barriers to entry in the tea and beverage retail market may encourage other tea and beverage retailers who may have greater financial, marketing and operating resources than we do to enter the specialty tea retail market. As we continue to expand, we expect to encounter additional regional and local competitors.

Government Regulation

We are subject to labor and employment laws, laws governing advertising, privacy laws, safety regulations and other laws, including consumer protection regulations that regulate retailers and/or govern the promotion and sale of merchandise and the operation of stores and warehouse facilities. We monitor changes in these laws and believe that we are in material compliance with applicable laws.

Employees and Consultants

As of this date, the Company has no full time employees other than our sole officer and director, Mr. Levy Huezey. We currently rely on Mr. Huezey, to manage all aspects of our business, including website, sales fulfillment, and accounting. Mr. Huezey has committed to devote up to 30 hours per week to our Company. We intend to add staff as the Company grows. Any such additions will be made at the judgment of management to meet the Company's then current needs.

DESCRIPTION OF PROPERTY

Vatee Inc. uses an administrative office located at  3590 North Blagg Rd. Pahrump, NV 89060. The administrative office is located in Nevada but our sole officer and director is located in France and that most of the work is done from his home. The office in Nevada is strictly for administrative purposes related to corporate bookkeeping.  The French office is for the companies’ European sales rep to work out of in order for him to establish distribution relations in Europe. Operaation of the business are almost exclusively conducted from the offices in France. Mr. Huezey, the sole officer and director of the Company, provides the office space free of charge and no lease exists. Given that we are distribution company that does not require additional warehousing, w e consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no established public trading market for our shares of common stock and we can provide no assurance that a public market for our securities will materialize.

DIV I DEND POLICY

To date, we have not declared or paid any dividends on our outstanding shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

SELECTED FINANCIAL DATA AND MANAGEMENT'S DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF VATEE INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying Audited Balance Sheet Data the Company has a negative current ratio and Company has accumulated losses in the amount of $6,728 for the period from Inception ( October 28 , 2014) to December 31, 2014. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The following table provides selected financial data about our company for the period from the date of Inception ( October 28 , 2014) through December 31, 2014. For detailed financial information, see the financial statements included in this prospectus.

VATEE, INC
BALANCE SHEET
as of June 30, 2015
(unaudited)

	June 30	December 31
	2015	2014
	(unaudited)
	$	$
ASSETS

Current assets:
Cash and cash equivalents	3,958	-
Inventory	-	1,750

TOTAL ASSETS	3,958	1,750

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities :
Loan from related party	9,828	8,078
Total liabilities	9,828	8,078

Stockholder's Deficit
Common stock, $0.0001 par value; 75,000,000 shares authorized; 4,000,000 shares issued and outstanding at March 31, 2015 and December 31, 2014	400	400
Accumulated deficit	(6,270)	(6,728)
Total Stockholder's Deficit	(5,870)	(6,328)

TOTAL LIABILTIES AND STOCKHOLDER'S DEFICIT	3,958	1,750

In support of the Company's efforts and cash requirements, it is relying on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. Amounts represent advances or amounts paid in satisfaction of certain liabilities as they come due. The majority shareholder has pledged his support to fund continuing operations; however there is no written commitment to this effect. The Company is dependent upon the continued support of this member. Mr. Huezey, our sole office and director, has agreed to advance the Company funds to meet its obligations including the expenses necessary to stay current with accounting and audit. We anticipate the costs of these obligations could total approximately $10,000 and these advances will not be repaid from the raised funds. While management estimates $10,000 for such costs; there is no maximum amount of funds that Mr. Huezey has agreed to provide. Mr. Huezey, because he is the sole officer and director, and although he has orally agreed to fund such amounts, as the sole officer and director such agreement is not binding and therefore it is within his sole discretion to provide such funds.

The Company plans to commence operations and execute its business plan as discussed in the "Use of Proceeds" section upon receipt of the first proceeds received from the raise.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of—

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a 'large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A(a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Plan of Operation

All statements contained in this Prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the word "believe," "anticipate," "expect" and word of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance, and that actual results may differ materially from those in the forward-looking statements. Such risks and uncertainties include, without limitation: established competitors who have substantially greater financial resources and operating histories, regulatory delays or denials, ability to compete as a start-up company in a highly competitive market, and access to sources of capital.

The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this Prospectus. Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. The Company's actual results could differ materially from those discussed here.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay for our expenses. This is because we have not generated any revenues and no sales are yet possible. There is no assurance we will ever reach this point. Accordingly, we must raise sufficient capital from other sources. Our only other source for cash at this time is investments by others. We must raise cash to stay in business. In response to these problems, management intends to raise additional funds through public or private placement offerings. At this time, however, the Company does not have plans or intentions to raise additional funds by way of the sale of additional securities, other than pursuant to this Offering.

Vatee, Inc. is a development stage company that has minimal operations, minimal revenue, no financial backing and limited assets. Our plan involves sources wholesale loose leaf tea and distributing through our sales channels.  We have no exclusive relationships with supplies are can only purchase inventory from our existing revenues.  Levy Huezey, our CEO, has agreed generally to provide additional funding at his discretion, however we have no surety that Mr. Huezey will exercise his discretion in this regard.

During the first year of operations, our officers and directors will also provide their labor at no charge. We do not anticipate hiring any staff during the first 12 months of operation, and will rely on the services of independent contractors for the design and development of our website and auction system.

If we become a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these accounting, legal and other professional costs would be a minimum of $20,000.00 in the next year and will be higher, in the following years, if our business volume and activity increases. Increased business activity could greatly increase our professional fees for reporting requirements and this could have a significant impact on future operating costs. The difference between having the ability to sustain our cash flow requirements over the next twelve months and the need for additional outside funding will depend on how fast we can generate sales revenue.

At present, we only have enough cash on hand to cover the purchase minimal inventory for resale. If we do not raise sufficient funds to proceed with the implementation of our business plan, we may have to find alternative sources of funds, like a second public offering, a private placement of securities, or loans from our officers or third parties (such as banks or other institutional lenders). Equity financing could result in additional dilution to then existing shareholders. If we are unable to meet our needs for cash from either the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue to maintain, develop or expand our operations.

We have no plans to undertake any product research and development during the next 12 months.

Results of Operations

We have generated $4,000.00 in revenues since inception and have incurred $6,670 in expenses through June 30, 2015.

The following notes provide selected financial data about our company for the six months ended June 30, 2015.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance. We are a development stage company and have generated minimal revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in developing our website, and possible cost overruns due to the price and cost increases in supplies and services.

At present, we only have enough cash on hand to cover the completion of our Offering and purchase minimal inventory for resale.

While the officer and director has generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and Vatee, Inc. During the first year of operations, our officers and directors will also provide their labor at no charge.

If we are unable to meet our needs for cash through revenues or from either the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

We have no plans to undertake any product research and development during the next twelve months. There are also no plans or expectations to acquire or sell any plant or plant equipment in the first year of operations.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from our Offering. We cannot guarantee that we will be able to sell all the shares. If we are successful, the money raised will be applied to the items set forth in this plan of operations.

Our officer has agreed to advance funds as needed until the public offering is completed or failed. While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

Our funds on hand will only provide us with the ability to purchase limited inventory for resale. Currently we do not have sufficient capital to fund our business development. Per the Use of Proceeds section, we are attempting to raise $200,000 from this Offering. However, if we raise $50,000.00, we feel this is sufficient to develop the business for the next 12 months. If we are only able to raise $25,000.00 from the Offering, then we feel this will be sufficient for the next 12 months to cover professional fees and minimal business development. We feel we need to raise at least $20,000.00 to cover professional fees, office and miscellaneous expenses for the 12 months.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of our current director and executive officer. Also the principal offices and positions with us held by each person and the date such person became our director, and/or executive officer. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors.  Other than Mr. Huezey, the Company has no promoters as that term is defined by Rule 405 of Regulation S-K.

Name	Age	Position
Levy Huezey	25	Director, Chairman, President, CEO, CFO, Secretary and Treasurer

Since 2010, Mr. Huezey as worked as a sales representative for Kedem Beverages, specializing in the European department.  Kedem Beverages produces and distributes beverages and food products, specializing in kosher, gluten free and all natural products. During his tenure, Mr. Huezey was in charge of forming and maintaining business relationships with various distributors throughout Europe.  Furthermore, Mr. Huezey was in charge of overseeing the shipment and delivery to distributors in Europe.  Mr. Luezey has taken his four years of experience in food and beverage distribution and focused his efforts on loose leaf tea distribution.

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our sole officer and director for the fiscal year ended December 31, 2014. Our Board of Directors may adopt an incentive stock option plan for our executive officers that would result in additional compensation.

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Levy Huezey	Chairman, CEO and President	2014	-0-	-0-	400(2)	-0-	-0-	-0-	-0-	$400
		2015	12,000(1)	-0-	$-0-	-0-	-0-	-0-	-0-	$12,000

Notes to Summary Compensation Table:

(1)
Pursuant to verbal agreement, Levy Huezey has agreed to act as our President, Chief Executive Officer, and Director to manage the affairs of the Company for a one (1) year period beginning on the Effective Date, and thereafter the Term shall be automatically extended for successive one-year periods unless and until such time as either Levy Huezey or the Company shall give written notice to the other at least 30 days prior to the expiration of the then current Term that no such automatic extension shall occur. In exchange, Levy Huezey shall receive a monthly fee of $1,000 per calendar month. Such fee shall be payable on the first day of each calendar quarter. The fees due and owing Levy Huezey will not have a current impact on our liquidity and capital resources as all compensation due and owing Levy Huezey is being accrued and deferred until such time that Levy Huezey, in his sole discretion, believes it to be in the best interest of the Company to pay any such amounts due and owing. There are no annuity, pension or retirement benefits proposed to be paid to our current officer and director and employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any. As of the date of this Prospectus, no funds have been paid to Levy Huezey.

(2)
The stock awards to Levy Huezey were issued beginning October 30, 2014 in connection with the formation of the Company. This dollar estimate is based on the grant date aggregate fair value at the close of business in accordance with FASB ASC Topic 718.

Outstanding Equity Awards since Inception:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no Long-Term Incentive Plans.

Director Compensation

None.

Director Independence

Our board of directors is currently composed of one member, Levy Huezey.

Security Holders Recommendations to Board of Directors

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Levy Huezey, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Levy Huezey collects and evaluates all shareholder communications. All communications addressed to our director and executive officer will be reviewed by Levy Huezey unless the communication is clearly frivolous.

Code of Ethics

The Company has not formally adopted a written code of business conduct and ethics that governs the Company's employees, officers and Directors as the Company is not required to do so.

Committees

We do not currently have an audit, compensation or nominating committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at February 11, 2015, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of February 11, 2015, we had 4,000,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	Levy Huezey	4,000,000	100%

	Total	4,000,000	100%

(1)Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 30, 2014, pursuant to the Organizational Minutes of the Company, the Company authorized the issuance of 4,000,000 shares of its Common Stock, $0.0001 par value per share, to Levy Huezey as founders' shares. As a result, Levy Huezey owns 100% of the issued and outstanding common shares of the Company.

On October 30, 2014, the Company issued an Unsecured Promissory Note, in the principal amount of $788.00 to Levy Huezey, to evidence funds loaned by Levy Huezey to the Company for incorporation expenses. The Promissory Note does not accrue interest, and is due and payable on demand. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering. No commission was paid in connection with the sale of the promissory note.

On October 31, 2014, the Company issued an Unsecured Promissory Note, in the principal amount of $129.00 to Levy Huezey, to evidence funds loaned by Levy Huezey to the Company for rent expenses. The Promissory Note does not accrue interest, and is due and payable on demand. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering. No commission was paid in connection with the sale of the promissory note.

On November 9, 2014, the Company issued an Unsecured Promissory Note, in the principal amount of $6,159.00 to Levy Huezey, to evidence funds loaned by Levy Huezey to the Company for legal expenses. The Promissory Note does not accrue interest, and is due and payable on demand. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering. No commission was paid in connection with the sale of the promissory note.

Further, Levy Huezey sublets us our office space for $200 a month.

Other than the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)               any of our director(s) or executive officer(s);
(B)                any nominee for election as one of our directors;
(C)	any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or
(D)	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by William Eilers, Esq.

EXPERTS

Dov Weinstein & Co., C.P.A., our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. Dov Weinstein & Co., C.P.A. has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:
•	for any breach of the director's duty of loyalty to the Company or its stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•	under Nevada General Corporation Law for the unlawful payment of dividends; or
•	for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of this Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits.   Upon effectiveness of this prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission, including a Form 10-K for the year ended December 31, 2015 and periodic reports on Form 10-Q during that period.  We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

For further information with respect to us and the Common Stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission's Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. To request such materials, please contact Mr. Levy Huezey, our President and Chief Executive Officer.

PROSPECTUS

Vatee Inc.
3590 North Blagg Rd.
Pahrump, NV 89060
(702) 359-0798
2,000,000 SHARES OF COMMON STOCK

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 20___, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

November ___, 2015

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

For the period ended DECEMBER 31, 2014

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Vatee, Inc

We have audited the accompanying balance sheet of Vatee, Inc ("the Company") as of December 31, 2014 and the related statements of operations, changes in stockholder's deficit and cash flows for the period from inception (October 28, 2014) through December 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vatee, Inc as of December 31, 2014 and the results of its operations and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company incurred losses from operations, has a working capital deficit and does not have sufficient cash resources to meet its planned business objectives. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan regarding these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Dov Weinstein & Co. C.P.A. (Isr)
www.wcpa.co.il
Jerusalem, Israel
March 4, 2015

VATEE, INC
BALANCE SHEET
as of
December 31, 2014

ASSETS	December 31, 2014
$

Current Assets:
Inventories	1,750

TOTAL ASSETS	1,750

LIABILITIES AND STOCKHOLDER'S DEFICIT

Current liabilities:
Loan from related party	6,328

Total liabilities	6,328

Stockholder's Deficit
Common stock, $0.0001 par value; 75,000,000 shares authorized; 4,000,000 shares issued and outstanding at December 31, 2014	400
Accumulated deficit	(6,728)

Total Stockholder's Deficit	(6,328)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	1,750

The accompanying notes are an integral part of these financial statements.

VATEE, INC
STATEMENT OF OPERATIONS

Period from October 28, 2014 (Inception) to December 31, 2014
$

Sales	-
Cost of sales	-
Gross profit	-

Operating expenses :
Selling, general and administrative expenses :
Professional fees:-
-Legal fees	6,000
-Setup costs	728
Total operating expenses	(6,728)

Net loss	(6,728)

Loss per share - basic and diluted:

Net loss per common share	-

Weighted average number of common shares outstanding	4,000,000

The accompanying notes are an integral part of these financial statements.

VATEE, INC
STATEMENT OF STOCKHOLDER'S DEFICIT
for the period of OCTOBER 28, 2014 (INCEPTION) to DECEMBER 31, 2014

	Common Stock		Accumulated	Total Stockholder's
	Shares	Amount	Deficit	Deficit
		$	$	$

Inception (October 28, 2014)	-	-	-	-

Common stock issued at $0.0001 per share	4,000,000	400	-	400

Loss for the period	-	-	(6,728)	(6,728)

Balance at December 31, 2014	4,000,000	400	(6,728)	(6,328)

The accompanying notes are an integral part of these financial statements.

VATEE, INC
STATEMENT OF CASH FLOWS

Period from October 28, 2014 (Inception) to December 31, 2014
$
Cash Flows from Operating Activities

Net loss	(6,728)

Changes in operating assets and liabilities:
Inventories	(1,750)

Net cash used in operating activities	(8,478)

Cash Flows from Investing Activities	-

Cash Flows from Financing Activities
Proceeds from issuance of common stock
Proceeds from related party loan	8,478
Net cash provided by financing activities	8,478

Net change in cash and cash equivalents	-

Cash and cash equivalents at beginning of the period	-

Cash and cash equivalents at end of the period	-

The accompanying notes are an integral part of these financial statements.

VATEE, INC
NOTES TO FINANCIAL STATEMENTS
For the period ended DECEMBER 31, 2014

NOTE 1 – NATURE OF BUSINESS AND BASIS OF PRESENTATION

Vatee, Inc. (the "Company") was incorporated on October 28, 2014 under the laws of the State of Nevada. The Company business plan is to engage in the sale of imported loose-leaf teas from South Africa, through an on-line website and sell primarily to markets in the US and Europe.

Basis of Presentation
The Company maintains its accounting records on an accrual basis in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP").

These financial statements are presented in US dollars.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies are set out below, these policies have been consistently applied to the period presented, unless otherwise stated:

Fiscal Year End
The Corporation has adopted a fiscal year end of December 31.

Functional and Reporting Currency
Vatee, Inc's functional and reporting currency is the United States Dollar. Monetary assets and liabilities denominated in foreign currencies are translated into US dollars at rates of exchange in effect at the balance sheet date in accordance with ASC 830, "Foreign Currency Translation". Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction.

Use of Estimates
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

Going concern
The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Since inception, the Company has incurred losses from operations and has a working capital deficit of $6,728. The Company will also require additional capital to finance the further development of its business operations and to finance inventory and working capital. These conditions raise substantial doubt about the company's ability to continue as a going concern.

The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2015. The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's business plan.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cash and cash equivalents
Cash and equivalents include investments with initial maturities of three months or less. The Company maintains its cash balances at credit-worthy financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000.

Accounts Receivable
Vatee, Inc generates sales from on-line tea products. The vast majority of sales are prepaid and the Company anticipates carrying a very small amount of receivables at any one time. If it is determined that an account may become uncollectible, an allowance for doubtful accounts for the disputed amount will be created. The accounts then are written off against the allowance for doubtful accounts when the Company determines that amounts are not collectable. Recoveries of previously written-off accounts are recorded when collected.

Inventory
The Company's tea inventory are valued at the lower of cost or market. Inventory consists primarily of finished goods. Cost is determined on a first-in-first-out basis. As of December 31, 2014 the company did not hold any inventory.

Property, Plant and Equipment
The Company does not own any property, plant and equipment.

Intellectual Properties
The Company has adopted the provisions of ASC 350-50, Website Development Costs. All costs incurred during the planning phase of a website are expensed as research and development.

Costs incurred in the development stage, including the purchase of a domain name, are capitalized and reviewed annually for impairment.

Expenses subsequent to the launch will be expensed as research and development expenses. The Company will expense upgrades and revisions to its website as incurred.

Once the website is available for use, the asset will be amortized over its useful life on a straight line basis, estimated to be 3 years, and is tested for impairment annually.

Accounts payable and accrued expenses
Accounts payable and accrued expenses are carried at amortized cost and represent liabilities for goods and services provided to the Company prior to the end of the financial year that are unpaid and arise when the Company becomes obliged to make future payments in respect of the purchase of these goods and services.

Revenue Recognition
The Company recognizes revenue in accordance with FASB ASC 605, Revenue Recognition. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) consideration is fixed or determinable; and (4) collectability is reasonably assured.

Revenue from sales of teas are recognized upon delivery. Direct costs associated with product sales are recorded at the time that revenue is recognized.

Earnings per share
The Company computes net loss per share in accordance with ASC 260, "Earnings Per Share" ASC 260 requires presentation of both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is calculated by dividing the profit or loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss attributable to common shareholders and the weighted average number of common shares outstanding for the effects of all potential dilutive common shares, which comprise options granted to employees. As at December 31, 2014, the Company had no potentially dilutive shares.

Fair Value Measurements
The Company values its assets and liabilities using the methods of fair value as described in ASC 820, Fair Value Measurements and Disclosures. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The three levels of fair value hierarchy are described below:

Level 1 –	Quoted prices in active markets for identical assets or liabilities.
Level 2 –	Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3 –	Inputs that are generally unobservable and typically reflect management's estimates of assumptions that market participants would use in pricing the asset or liability.

Income taxes
Income taxes are accounted for in accordance with ASC Topic 740, "Income Taxes."  Under the asset and liability method, deferred tax assets and liabilities are recognized for the future consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences).  Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are recovered or settled.

Valuation allowances for deferred tax assets are established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Recent Accounting Pronouncements
On June 10, 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation ("ASUE 2014-10"). The guidance is intended to reduce the overall cost and complexity associated with financial reporting for development stage entities without reducing the availability of relevant information. The Board also believes the changes will simplify the consolidation accounting guidance by removing the differential accounting requirements for development stage entities. As a result of these changes, there no longer will be any accounting or reporting differences in GAAP between development stage entities and other operating entities. For organizations defined as public business entities the presentation and disclosure requirements in Topic 915 will no longer be required starting with the first annual period beginning after December 15, 2014, including interim periods therein. Early application is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued (public business entities) or made available for issuance (other entities).

In August 2014, the FASB issued Accounting Standards Update "ASU" 2014-15 on "Presentation of Financial Statements Going Concern (Subtopic 205-40) - Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern". Currently, there is no guidance in U.S. GAAP about management's responsibility to evaluate whether there is substantial doubt about an entity's ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity's ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management's plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management's plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition. The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

Recently Adopted Accounting Pronouncements
During the period ended December 31, 2014, the Company has elected to early adopt Accounting Standards Update ("ASU") No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the Company to remove the inception to date information and all references to development stage.

NOTE 3 – LOAN FROM RELATED PARTY

December 31
2014
$

Loan from related party	6,328

The above loan is unsecured, bears no interest and has no set terms of repayment. This loan is repayable on demand.

NOTE 4 – STOCKHOLDER'S DEFICIT

Common Stock
On October 28, 2014, the Company issued 4,000,000 shares of common stock to the director and stockholder of the Company at a price of $0.0001 per share.

NOTE 5 – INCOME TAXES

The provision (benefit) for income taxes for the period ended December 31, 2014 was as follows (assuming a 15% effective tax rate):
December 31
2014
$
Current Tax Provision
Federal-
Taxable income
Total current tax provision	-
-

Deferred Tax Provision
Federal-
Loss carry forwards	1,009
Change in valuation allowance	(1,009)
Total deferred tax provision	-

The Company had deferred income tax assets as of December 31, 2014 as follows:

Loss carry forwards	1,009
Less - Valuation allowance	(1,009)
-

The Company provided a valuation allowance equal to the deferred income tax assets for period ended December 31, 2014 because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of December 31, 2014, the Company had approximately $6,728 in tax loss carryforwards that can be utilized future periods to reduce taxable income, and expire by the year 2034.

The Corporation did not identify any material uncertain tax positions. The Corporation did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Corporation are subject to examination by the IRS, generally for three years after they are filed.

NOTE 6 – RELATED PARTY TRANSACTIONS

Details of transactions between the Corporation and related parties are disclosed below.

The following entities have been identified as related parties :

Levy Huezey                                                      Director and greater than 10% stockholder

The following transactions were carried out with related parties:
December 31
2014
$
Balance sheet:
Loan from related party - Director	6,728

From time to time, the director and stockholder of the Company provides advances to the Company for its working capital purposes. These advances bear no interest and are due on demand.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, Company management reviewed all material events through the date of this report and determined that there are no additional material subsequent events to report.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CONTENTS:

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets as of June 30, 2015 (unaudited) and December 31, 2014	F-3

Statements of Operations for the six months ended June 30, 2015 and the period from inception (October 28, 2014) to December 31, 2014 (unaudited)	F-4

Statements of Stockholder's Equity for the six months ended June 30, 2015 and the period from inception (October 28, 2014) to December 31, 2014 (unaudited)	F-5

Statements of Cash Flows for the six months ended June 30, 2015 and the period from inception (October 28, 2014) to December 31, 2014 (unaudited)	F-6

Notes to Unaudited Interim Financial Statements	F-7-11

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Vatee Inc

We have reviewed the accompanying balance sheets of Vatee Inc as of June 30, 2015, and the related interim statements of operations, changes in stockholders' equity and cash flows for the six  month period ended June 30, 2015 and the period from inception (October 28, 2014) to December 31, 2014. These interim condensed financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in conformity with U.S. generally accepted accounting principles.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the balance sheet of Vatee Inc as of December 31, 2014, and the related statements of operations, stockholders' equity, and cash flows for the period then ended and in our report dated January 12, 2015, we expressed an unqualified opinion, with an explanatory note on going concern, on those financial statements. In our opinion, the information set forth in the accompanying balance sheet as of December 31, 2014, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

The interim financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a working capital deficit and has not established a source of revenue and as such, has incurred an operating losses since its inception. These matters raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that may result should the Company be unable to continue as a going concern. See the notes to the financial statements for further information regarding this uncertainty.

/s/ Dov Weinstein & Co. C.P.A. (Isr)
Jerusalem, Israel
July 28, 2015

VATEE, INC
BALANCE SHEET
(unaudited)
as of
June 30, 2015

	June 30	December 31
	2015	2014
	(unaudited)
	$	$
ASSETS

Current assets:
Cash and cash equivalents	3,958	-
Inventory	-	1,750

TOTAL ASSETS	3,958	1,750

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities :
Loan from related party	9,828	8,078
Total liabilities	9,828	8,078

Stockholder's Deficit
Common stock, $0.0001 par value; 75,000,000 shares authorized; 4,000,000 shares issued and outstanding at March 31, 2015 and December 31, 2014	400	400
Accumulated deficit	(6,270)	(6,728)
Total Stockholder's Deficit	(5,870)	(6,328)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	3,958	1,750

The accompanying notes are an integral part of these financial statements.

VATEE, INC
STATEMENT OF OPERATIONS
(unaudited)

	Six months ended June 30,	Three months ended June 30,	Period from October 28, 2014 (Inception) to December 31,
	2015	2015	2014
	$		$

Sales	4,000	2,000	-
Cost of sales	3,500	1,750	-
Gross profit	500	250	-

Operating expenses :
Selling, general and administrative expenses
Professional fees
- Legal fees	-	-	6,000
- Setup costs	-	-	728
- Bank charges	42	-	-

Total operating expenses	(42)	-	(6,728)

Net loss	458	250	(6,728)

Net loss per common share - basic and diluted
Net loss per share attributable to common stockholders	-	-	-

Weighted-average number of common shares outstanding	4,000,000	4,000,000	4,000,000

The accompanying notes are an integral part of these financial statements.

VATEE INC
STATEMENT OF STOCKHOLDER'S DEFICIT
for the period from inception (October 28, 2014) to June 30, 2015
(unaudited)

	Common Stock		Additional paid-in Capital	Accumulated Deficit
	Shares	Amount
		$	$	$

Inception (March 10, 2014)	-	-	-	-

Common stock issued for cash at $0.0001 per share	4,000,000	400	-	-

Loss for the period	-	-	-	(6,728)

Balance at December 31, 2014	4,000,000	400	-	(6,728)

Loss for the period	-	-	-	458

Balance at June 30, 2015	4,000,000	400	-	(6,270)

The accompanying notes are an integral part of these financial statements.

VATEE, INC
STATEMENT OF CASH FLOW
(unaudited)

	Six months ended June 30,	Three months ended June 30,	Period from October 28, 2014 (Inception) to December 31,
	2015	2015	2014
	$	$	$

CASH FLOW FROM OPERATING ACTIVITIES

Net loss	458	250	(6,728)

Changes in operating assets and liabilities:
Inventory	1,750	1,750	(1,750)

Net cash used in operating activities	2,208	2,000	(8,478)

CASH FLOW FROM INVESTING ACTIVITIES		-	-

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from related party loan	1,750	-	8,478

Net cash provided by financing activities	1,750	-	8,478

Decrease in cash and cash equivalents	3,958	2,000	-

Cash and cash equivalents at the beginning of the period	-	-	-

Cash and cash equivalents at the end of the period	3,958	2,000	-

The accompanying notes are an integral part of these financial statements

VATEE, INC
NOTES TO THE FINANCIAL STATEMENTS (unaudited)

NOTE 1 – NATURE OF BUSINESS AND BASIS OF PRESENTATION

Vatee, Inc. (the "Company") was incorporated on October 28, 2014 under the laws of the State of Nevada. The Company business plan is to engage in the sale of imported loose-leaf teas from South Africa, through an on-line website and sell primarily to markets in the US and Israel.

Basis of Presentation
The Company maintains its accounting records on an accrual basis in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP").

These financial statements are presented in US dollars. The interim financial statements include all adjustments that, in the opinion of management, are necessary in order to make the financial statements not misleading.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The principal accounting policies are set out below, these policies have been consistently applied to the period presented, unless otherwise stated:

Fiscal Year End
The Corporation has adopted a fiscal year end of December 31.

Functional and Reporting Currency
Vatee, Inc's functional and reporting currency is the United States Dollar. Monetary assets and liabilities denominated in foreign currencies are translated into US dollars at rates of exchange in effect at the balance sheet date in accordance with ASC 830, "Foreign Currency Translation". Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction.

Use of Estimates
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

Going concern
The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Since inception, the Company has incurred losses from operations and has a working capital deficit of $6,078. The Company will also require additional capital to finance the further development of its business operations and to finance inventory and working capital. These conditions raise substantial doubt about the company's ability to continue as a going concern.

The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2015. The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's business plan.

VATEE, INC
NOTES TO THE FINANCIAL STATEMENTS (unaudited)
NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued…)

Going concern (continued…)
These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cash and cash equivalents
Cash and equivalents include investments with initial maturities of three months or less. The Company maintains its cash balances at credit-worthy financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000.

Accounts Receivable
Vatee, Inc generates sales from on-line tea products. The vast majority of sales are prepaid and the Company anticipates carrying a very small amount of receivables at any one time. If it is determined that an account may become uncollectible, an allowance for doubtful accounts for the disputed amount will be created. The accounts then are written off against the allowance for doubtful accounts when the Company determines that amounts are not collectable. Recoveries of previously written-off accounts are recorded when collected.

Inventory
The Company's tea inventory are valued at the lower of cost or market. Inventory consists primarily of finished goods. Cost is determined on a first-in-first-out basis.

Property, plant and equipment
The Company does not own any property, plant and equipment.

Intellectual Properties
The Company has adopted the provisions of ASC 350-50, Website Development Costs. All costs incurred during the planning phase of a website are expensed as research and development.

Costs incurred in the development stage, including the purchase of a domain name, are capitalized and reviewed annually for impairment.

Expenses subsequent to the launch will be expensed as research and development expenses. The Company will expense upgrades and revisions to its website as incurred.

Once the website is available for use, the asset will be amortized over its useful life on a straight line basis, estimated to be 3 years, and is tested for impairment annually.

Accounts Payable and Accrued Expenses
Accounts payable and accrued expenses are carried at amortized cost and represent liabilities for goods and services provided to the Company prior to the end of the financial year that are unpaid and arise when the Company becomes obliged to make future payments in respect of the purchase of these goods and services.

VATEE, INC
NOTES TO THE FINANCIAL STATEMENTS (unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued…)

Revenue Recognition
The Company recognizes revenue in accordance with FASB ASC 605, Revenue Recognition. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) consideration is fixed or determinable; and (4) collectability is reasonably assured.

Revenue from sales of teas are recognized upon delivery. Direct costs associated with product sales are recorded at the time that revenue is recognized.

Earnings per Share
The Company computes net loss per share in accordance with ASC 260, "Earnings Per Share" ASC 260 requires presentation of both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is calculated by dividing the profit or loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss attributable to common shareholders and the weighted average number of common shares outstanding for the effects of all potential dilutive common shares, which comprise options granted to employees. As at December 31, 2014, the Company had no potentially dilutive shares.

Fair Value Measurements
The Company values its assets and liabilities using the methods of fair value as described in ASC 820, Fair Value Measurements and Disclosures. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The three levels of fair value hierarchy are described below:

Level 1 – Quoted prices in active markets for identical assets or liabilities.
Level 2 – Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs that are generally unobservable and typically reflect management's estimates of assumptions that market participants would use in pricing the asset or liability.

Income Taxes
Income taxes are accounted for in accordance with ASC Topic 740, "Income Taxes."  Under the asset and liability method, deferred tax assets and liabilities are recognized for the future consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences).  Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are recovered or settled.  Valuation allowances for deferred tax assets are established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

VATEE, INC
NOTES TO THE FINANCIAL STATEMENTS (continued…) (unaudited)

Recently Issued Accounting Pronouncements
On June 10, 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation ("ASUE 2014-10"). The guidance is intended to reduce the overall cost and complexity associated with financial reporting for development stage entities without reducing the availability of relevant information. The Board also believes the changes will simplify the consolidation accounting guidance by removing the differential accounting requirements for development stage entities. As a result of these changes, there no longer will be any accounting or reporting differences in GAAP between development stage entities and other operating entities. For organizations defined as public business entities the presentation and disclosure requirements in Topic 915 will no longer be required starting with the first annual period beginning after December 15, 2014, including interim periods therein. Early application is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued (public business entities) or made available for issuance (other entities).

In August 2014, the FASB issued Accounting Standards Update "ASU" 2014-15 on "Presentation of Financial Statements Going Concern (Subtopic 205-40) - Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern". Currently, there is no guidance in U.S. GAAP about management's responsibility to evaluate whether there is substantial doubt about an entity's ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity's ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management's plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management's plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition. The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued…)

Recently Adopted Accounting Pronouncements
During the period ended December 31, 2014, the Company has elected to early adopt Accounting Standards Update ("ASU") No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the Company to remove the inception to date information and all references to development stage.

NOTE 3 – LOAN FROM RELATED PARTY	June 30,	December 31
	2015	2014
	$	$

Loan from related party	9,828	8,078

The above loan is unsecured, bears no interest and has no set terms of repayment. This loan is repayable on demand.

VATEE, INC
NOTES TO THE FINANCIAL STATEMENTS (continued…) (unaudited)

NOTE 4 – STOCKHOLDER'S DEFICIT

Common Stock
On October 28, 2014, the Company issued 4,000,000 shares of common stock to the director and stockholder of the Company at a price of $0.0001 per share.

NOTE 5 – RELATED PARTY TRANSACTIONS

Details of transactions between the Company and related parties are disclosed below:

The following entities have been identified as related parties :
Levy Huezey - Director and greater than 10% stockholder
	June 30	December 31
The following transactions were carried out with related parties:	2015	2014
	$	$
Balance sheet:
Loan from related party - Director	9,828	8,078

From time to time, the director and stockholder of the Company provides advances to the Company for its working capital purposes. These advances bear no interest and are due on demand.

NOTE 6 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, Company management reviewed all material events through the date of this report and determined that there are no additional material subsequent events to report.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee	$23.24
Audit Fees and Expenses	$10,250.00
Legal Fees and Expenses	$10,250.00
Transfer Agent and Registrar Fees and Expenses	$1,000.00
SEC Filings	$1,000.00
Miscellaneous Expenses	$3,000.00
Total	$25,523.24	*
* Estimate Only

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The sole officer and director of the Company is indemnified as provided by the Nevada Revised Statutes. Unless specifically limited by a corporation's Articles of Incorporation, Nevada law automatically provides directors with immunity from monetary liabilities. The Company's Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

a.	willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;
b.	a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;
c.	a transaction from which the director derived an improper personal profit; and
d.	willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officer, director, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right, which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On October 30, 2014, pursuant to the Organizational Minutes of the Company, the Company authorized the issuance of 4,000,000 shares of its Common Stock, $0.0001 par value per share, to Levy Huezey as founders' shares. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering. As a result, Levy Huezey owns 100% of the issued and outstanding common shares of the Company.

On October 30, 2014, the Company issued an Unsecured Promissory Note, in the principal amount of $788.00 to Levy Huezey, to evidence funds loaned by Levy Huezey to the Company for incorporation expenses. The Promissory Note does not accrue interest, and is due and payable on demand. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering. No commission was paid in connection with the sale of the promissory note.

On October 31, 2014, the Company issued an Unsecured Promissory Note, in the principal amount of $129.00 to Levy Huezey, to evidence funds loaned by Levy Huezey to the Company for rent expenses. The Promissory Note does not accrue interest, and is due and payable on demand. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering. No commission was paid in connection with the sale of the promissory note.

On November 9, 2014, the Company issued an Unsecured Promissory Note, in the principal amount of $6,159.00 to Levy Huezey, to evidence funds loaned by Levy Huezey to the Company for legal expenses. The Promissory Note does not accrue interest, and is due and payable on demand. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering. No commission was paid in connection with the sale of the promissory note.

All securities sold contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth, or referring to the restrictions on transferability and sale of the securities.

EXHIBITS

The following is a list of exhibits filed as part of this Registration Statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description
3.1	Articles of Incorporation of Vatee Inc. *
3.2	Bylaws of Vatee Inc. *
4.2	Form of Subscription Agreement *
5.1	Opinion of Eilers Law Group, P.A., re: the legality of the shares being registered *
10.4	Text description of the employment arrangement between Levy Huezey and the Company *
15.1	Acknowledgement of Auditor
23.1	Auditor Consent
23.2	Consent of Eilers Law Group, P.A. (included in Exhibit 5.1) *

*Filed previously as Exhibit to Form S-1 filed on September 3, 2015.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.              To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(c)	Include any additional or changed material information on the plan of distribution.

2.             To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3.             To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remain unsold at the termination of the offering.

4.              For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)            Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and,

(d)            Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pahrump, Nevada on the  21st day of  October 2015.

Vatee Inc. , Inc.

By:	/s/ Levy Huezey
Name: Levy Huezey
Title: President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer & Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Levy Huezey, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Vatee Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Levy Huezey Levy Huezey	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer & Director	October 21 , 2015